UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2026

Date of Report (Date of earliest event reported)

Daedalus Special Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42998	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Sloane Avenue, London, SW3 3DD, United Kingdom	SW3 3DD
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 207 297 3592

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-fourth of one redeemable warrant	DSACU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	DSAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	DSACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 8, 2026, Daedalus Special Acquisition Corp. (the “Company”) announced the signing of a non-binding Letter of Intent with HUBX Yazılım Hizmetleri Anonim Şirketi (“HubX”), for a proposed business combination through which HubX plans to become a public company with its securities listed on The Nasdaq Stock Market.

HubX, one of the largest consumer AI companies globally, is based in Turkiye, and designs, builds, and scales AI-powered consumer applications on a global basis. HubX positions itself as a “technology hub” that builds next-generation, highly scalable AI-powered consumer applications using proprietary methods and data.

The parties intend to negotiate and enter into definitive agreements for the proposed business combination in good faith as soon as practicable. The transaction remains subject to the execution of definitive agreements, completion of due diligence, receipt of all necessary shareholder and regulatory approvals, and other customary closing conditions.

A copy of the press release issued by the Company announcing the signing of the Letter of Intent is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

This document relates to a proposed transaction between the Company and HubX. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Company and HubX intend to file a registration statement on Form F-4 that will include a proxy statement and a prospectus with the SEC.

After the registration statement is declared effective, the definitive proxy statement/prospectus will be sent to all Company shareholders as of a record date to be established for voting on the proposed transaction. The Company also will file other documents regarding the proposed transaction with the SEC. This document does not contain all the information that should be considered concerning the proposed transactions and is not intended to form the basis of any investment decision or any other decision in respect of the transactions. Before making any voting or investment decision, investors and shareholders of the Company are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained by written request to the Company at 50 Sloane Avenue, London, SW3 3DD, United Kingdom.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. federal securities laws regarding the proposed business combination between the Company and HubX, including statements regarding the anticipated benefits of the transaction. Forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should” and similar expressions. These statements are based on current expectations and assumptions and involve risks and uncertainties, and actual results or events may differ materially from those expressed or implied in the forward-looking statements.

These risks and uncertainties include, among others, the non-binding nature of the letter of intent; the parties’ ability to negotiate and enter into definitive agreements; the ability to obtain required shareholder and regulatory approvals and satisfy other closing conditions; the ability to meet applicable stock exchange listing standards; and the ability to recognize the anticipated benefits of the proposed business combination. Readers should not place undue reliance on forward-looking statements. For additional information concerning these and other risks, please see the Company’s filings with the SEC. The Company assumes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2026

Daedalus Special Acquisition Corp.

By:	/s/ Orkun Kilic
Name:	Orkun Kilic
Title:	Co-Chief Executive Officer

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